Exhibit 10.27
MITHAQ CAPITAL SPC
Synergy, Suite 22, 3269 Anas Ibn Malik Rd,
Al Malqa, Riyadh 13521

as of May 2, 2024
CONFIDENTIAL
The Children’s Place, Inc., a Delaware corporation
500 Plaza Drive
Secaucus, New Jersey 07094
Attention: Jared Shure

Commitment Letter
$40 Million Senior Unsecured Credit Facility (Third)
Ladies and Gentlemen:
You have advised Mithaq Capital SPC (individually or together with one or more of its affiliates, “Mithaq Capital”, “us” or “we”) that The Children’s Place, Inc., a Delaware corporation (the “Borrower” or “you”), and its subsidiaries (collectively, the “Borrower Parties”), seeks additional unsecured financing to, among other things, provide for working capital and other general corporate requirements of the Borrower Parties (collectively, the “Transactions”). This letter (this “Commitment Letter”; and together with the Mithaq Third Promissory Note (as defined below) and all other documents and agreements executed and delivered in connection therewith, collectively, the “Mithaq Third Credit Documents”) describes the senior unsecured credit facility (the “Mithaq Third Credit Facility”) of up to $40 million (the “Maximum Amount”) to be provided to the Borrower Parties upon and subject to the terms and conditions set forth herein and in the other Mithaq Third Credit Documents.
1.Mithaq Third Credit Facility.
(a)Commitment. Based upon and subject to the foregoing and the terms and conditions set forth in this Commitment Letter, Mithaq Capital is hereby pleased to confirm its commitment to provide 100% of the Mithaq Third Credit Facility (the “Commitment”).
(b)Manner of Borrowing. During the period commencing on the date hereof through July 1, 2025, the Borrower Parties may request, and Mithaq Capital hereby agrees to make, one or more advances in an aggregate amount not to exceed the Maximum Amount, subject to the following:
(i)Mithaq Capital shall have received, with respect to each advance, a completed borrowing notice, in form and substance substantially consistent with the borrowing notice received by Mithaq Capital pursuant to that certain Unsecured Promissory Note, dated April 16, 2024, in the original principal amount of $90,000,000 (the “Mithaq Second Credit Facility Promissory Note”; a copy of which is attached hereto as Exhibit A), duly executed by an appropriate officer of the Borrower, at least five business days prior to any requested advance date (or such shorter period of time as may be agreed upon by Mithaq Capital and you), specifying the amount of the requested advance and the requested advance date;
(ii)Mithaq Capital shall have received a duly executed promissory note (the “Mithaq Third Credit Facility Promissory Note”), in form and substance substantially consistent with the

Mithaq Second Credit Facility Promissory Note, which Mithaq Third Credit Facility Promissory Note shall include, among other things, an interest rate of SOFR plus 5.00% per annum, no scheduled principal payments, an outside maturity date no earlier than July 1, 2025, customary borrowing procedures/funding terms with respect to each advance, receipt of customary documents, certificates and agreements to account for the current status of the Borrower Parties (including those consistent with those contained in the Mithaq Second Credit Facility Promissory Note), and an agreement among the parties to work in good faith to ensure that the Mithaq Third Credit Facility Promissory Note is Sharia compliant; and
(iii)Mithaq Capital shall have received, with the first advance, resolutions adopted by the board of directors, managers, members, or other appropriate governing bodies of the Borrower Parties approving and authorizing the execution and delivery of the Mithaq Third Credit Documents.
2.Other Services.
(a)Nothing contained herein shall limit or preclude Mithaq Capital or any of its affiliates (collectively, the “Mithaq Capital Parties”) from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any other company or person whatsoever, including, without limitation, any competitor, supplier or customer of any of the Borrower Parties or any other company or person that may have interests different than or adverse to the Borrower Parties.
(b)You acknowledge that one or more of the Mithaq Capital Parties may be providing debt financing, equity capital or other services (including financial advisory services) to other companies or persons with which you or your affiliates may have interests that conflict regarding the Transactions or otherwise, that the Mithaq Capital Parties may act, without violating their contractual obligations to you, as they deem appropriate with respect to such other companies or persons, and that the Mithaq Capital Parties have no obligation in connection with the Transactions to use, or to furnish to the Borrower Parties, confidential information obtained from such other companies or persons. You further acknowledge and agree that in connection with all aspects of the Transactions and this Commitment Letter, (i) the Borrower Parties, on the one hand, and the Mithaq Capital Parties, on the other hand, have an arm’s length business relationship, (ii) that no Mithaq Capital Party has any fiduciary obligation to any of the Borrower Parties solely on account of the Mithaq Third Credit Documents, (iii) that no Mithaq Capital Party has been or will be acting as an agent or fiduciary of, or for or on behalf of, any of the Borrower Parties or your or their respective equityholders solely on account of the Mithaq Third Credit Documents, (iv) nothing in the Mithaq Third Credit Documents, any other related document, or in our communications or activities pursuant hereto or thereto, will be deemed to create any advisory, fiduciary or agency relationship or any fiduciary or other implied duty between any Mithaq Capital Party, on the one hand, and any of the Borrower Parties or your or their respective equityholders, on the other hand, and (v) you are responsible for making your own independent judgment with respect to the Transactions and have consulted your own legal and financial advisors to the extent you have deemed appropriate. Without limiting the foregoing, you acknowledge and agree that no Mithaq Capital Party has provided any tax, accounting, regulatory or legal advice and that you have obtained such independent advice from your own advisors to the extent you have deemed appropriate.
3.Confidentiality.
(a)Except as required by law or legal process, neither you nor any other Borrower Party is authorized to show or circulate any Mithaq Third Credit Document, or disclose the contents hereof or thereof, to any other person or entity (other than to your affiliates, directors, officers, legal counsel and financial advisors), whether in connection with the Mithaq Third Credit Facility or otherwise; provided, that you may share the Mithaq Third Credit Documents with the Senior Creditors (as defined in the Mithaq Second Credit Facility Promissory Note) and their respective officers, directors, employees and professional advisors, in each case on a confidential basis.
(b)You acknowledge and agree that the Mithaq Capital Parties may disclose any information relating to the Mithaq Third Credit Facility, the other Transactions and the Borrower Parties to their respective affiliates, agents, advisors (legal or otherwise) or representatives.
(c)Mithaq Capital hereby notifies you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107 56 (signed into law on October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower Parties, which information includes the name, address, tax identification number and other information regarding each Borrower Party that will allow Mithaq Capital to identify the Borrower Parties in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to Mithaq Capital.
4.Miscellaneous.
(a)Each party agrees that it shall be responsible for its own costs and expenses (including the fees and costs of counsel) in respect of this Commitment Letter and the other Mithaq Third Credit Documents.
(b)This Commitment Letter and the other Mithaq Third Credit Documents shall be governed by, and construed in accordance with, the laws of the State of New York.
(c)Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Commitment Letter, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Commitment Letter in any court referred to in this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE COMMITMENT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE,

AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THE COMMITMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(e)This Commitment Letter may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. In proving this Commitment Letter, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart of this Commitment Letter by telecopier, facsimile or other electronic means (including, via electronic mail in .pdf format) shall be as effective as delivery of a manually executed counterpart thereof.
(f)No provision of this Commitment Letter may be waived, amended, supplemented or otherwise modified, or any departure therefrom consented to, except pursuant to an agreement or agreements in writing entered into by, between or among each of the parties hereto.
(g)This Commitment Letter and the obligations hereunder may not be assigned by any party hereto without the prior written consent of each other party hereto (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.
(h)Even if accepted in accordance with the provisions hereof, the Commitment and obligations of Mithaq Capital hereunder shall expire and terminate automatically, without further act or condition at 5:00 p.m. (Eastern Time) on July 1, 2025 if no advances have been made in respect of the Commitment hereunder.
[Signature pages follow]

We are pleased to have been given the opportunity to assist you in connection with this important financing. If you are in agreement with the foregoing, please sign this Commitment Letter and return it to Mithaq Capital.

Sincerely,

MITHAQ CAPITAL SPC

By:
Name:
Title:

[Signature Page to Commitment Letter (Mithaq Third Credit Facility)]

Agreed to and accepted as of
the date first above written:

THE CHILDREN’S PLACE, INC., for
itself and on behalf of the Borrower Parties

By:
Name:
Title:

[Signature Page to Commitment Letter (Mithaq Third Credit Facility)]

Exhibit A
[see attached]

Exhibit B
[see attached]